Exhibit 99.1

NEWS RELEASE

Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923

Investor Contact: Darren Lehrich, lehrichd@magellanhealth.com, (860) 507-1814

Magellan Health Reports Second Quarter 2021 Financial Results

PHOENIX – Aug. 5, 2021 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the second quarter ended June 30, 2021, as summarized below:

	Three Months Ended			Six Months Ended
	June 30			June 30
(In millions, except per share amounts)
Continuing Operations	2021	2020	Chg	2021	2020	Chg
Net revenue	$1,220.8	$1,100.1	11.0%	$2,382.4	$2,222.5	7.2%
Net income (loss)	$(6.5)	$47.1	-113.7%	$22.0	$46.0	-52.1%
Segment profit [1]	$32.3	$57.0	-43.3%	$107.4	$98.6	8.9%
Adjusted net income [1]	$3.0	$21.3	-85.8%	$38.5	$27.3	41.1%
Earnings (loss) per share	$(0.25)	$1.86	-113.4%	$0.83	$1.84	-54.9%
Adjusted earnings per share [1]	$0.11	$0.84	-86.9%	$1.45	$1.09	33.0%

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Second Quarter 2021 Highlights and Other Recent Developments:

●	Net revenue increased 11.0% percent over the second quarter of 2020 to $1.22 billion.
●	Net income from continuing operations decreased by $53.6 million from the second quarter of 2020 to a net loss of $6.5 million.
●	Segment profit decreased 43.3% percent from the second quarter of 2020 to $32.3 million.
●	Adjusted net income and adjusted earnings per share were $3.0 million and $0.11 for the quarter as compared to the prior year quarter adjusted net income and adjusted earnings per share of $21.3 million and $0.84, respectively.
●	The Company continues to expect the merger with Centene Corporation (“Centene”) to close during the second half of 2021.

“I am pleased with our organization’s focus during the second quarter of 2021 as we continue to execute against Magellan’s Focus Forward priorities: honoring our commitments, delivering on operational transformation initiatives, strengthening our capabilities through innovation and building a robust growth engine across our businesses,” said Kenneth Fasola, chief executive officer, Magellan Health.

“During the second quarter of 2021, we remained focused on building a more collaborative and integrated ecosystem of care that leverages our years of experience and customer relationships to provide members with a unique combination of digital tools complemented by high-touch clinical solutions. We recognize in these unprecedented times the growing need for solutions that can bridge behavioral and physical health to close care gaps and produce better outcomes for the members of our health plan, employer and public sector customers.”

“We remain enthusiastic about the Centene transaction and are encouraged by the progress made in our integration planning efforts, which should allow us to chart a successful path for Magellan within Centene’s Health Care Enterprises division following the transaction’s close,” said Kenneth Fasola, chief executive officer, Magellan Health.

Net Revenue

Net revenue from continuing operations was $1.22 billion for the second quarter of 2021, an increase of 11.0% compared to second quarter of 2020 primarily due to growth in the Healthcare segment, partially offset by a modest decline in the Pharmacy Management segment as a result of the January 1, 2021 exit of Medicare Part D as a plan sponsor.

Segment Profit

Segment profit from continuing operations was $32.3 million for second quarter of 2021, compared to $57.0 million in the second quarter of 2020.

●	Healthcare segment profit was $29.6 million, representing a decrease of $31.2 million from 2020. This year-over-year decrease was most attributable to utilization patterns returning to pre-pandemic levels and an increase in corporate investments.
●	Pharmacy Management segment profit was $13.2 million, and largely in line with 2020 results. Growth in specialty and government coupled with the exit from Medicare Part D, were offset by an increase in corporate investments.
●	Corporate segment costs inclusive of eliminations, but excluding stock compensation expense, totaled $10.5 million, as compared to $17.1 million in 2020. This decrease was primarily driven by the reduction of stranded corporate overhead expenses associated with discontinued operations in the prior year quarter.

Other Items

The Company recorded a charge of $5.1 million during the second quarter of 2021 primarily related to the impairment of an investment in a healthcare company that is carried at cost. In the second quarter of 2020 the company recognized a charge of $8.3 million primarily associated with non-cash lease termination and abandonment costs for planned reductions to the Company’s real estate footprint and severance related to the transformation operational initiatives.

Income from discontinued operations, net of tax, for the second quarter of 2021 was $5.8 million, as compared to income from discontinued operations, net of tax, of $36.4 million during the second quarter of 2020. This decrease is due to the sale of Magellan Complete Care business (“MCC Business”) to Molina Healthcare, Inc. (“Molina”) effective December 31, 2020. The activity recorded in the second quarter of 2021 reflects changes to accounting estimates associated with this divestiture which were partially offset by post-closing transaction related costs .

Cash Flow & Balance Sheet

Cash flow used in operating activities from continuing operations for the six months ended June 30, 2021, was $142.7 million, as compared to cash flow used in operating activities of $7.5 million for the six months ended June 30, 2020. This year over year change is largely due to unfavorable changes in working capital and increased tax payments.

As of June 30, 2021, the Company’s unrestricted cash and investments totaled $915.8 million, as compared to $1,148.8 million at December 31, 2020. This decrease is largely due to voluntary term loan repayments of $100 million in March, tax payments of approximately $75 million which mainly relate to the gain from the sale of the MCC business and unfavorable changes in working capital. Approximately $26.0 million of the unrestricted cash and investments at June 30, 2021 is related to excess capital and undistributed earnings held at regulated entities of continuing operations.

Earnings Conference Call

Due to the pending transaction with Centene, the Company is not hosting a conference call in conjunction with its second quarter 2021 earnings release and does not expect to do so in future quarters. Please direct any questions regarding this earnings release to Magellan’s Investor Relations or Media contacts.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries and the settlement of a legal matter, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles, special charges, and any impact related to the sale of MCC.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

MCC Business Reflected as Discontinued Operations

Due to the sale of the MCC Business to Molina, the consolidated financial statements for all periods presented reflect the MCC Business as discontinued operations.

About Magellan Health: Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This press release include statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Important proposed merger-related and other risk factors that may cause such differences include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed merger with Centene; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain regulatory approvals; (iii) the announcement and pendency of the proposed merger may disrupt the Company’s business operations (including the threatened or actual loss of employees, customers or suppliers); and (iv) the Company could experience financial or other setbacks if the transaction encounters unanticipated problems. Other important factors that could cause actual results to differ materially from those expressed or implied include the effectiveness of business continuity plans during, and the risks associated with, the COVID-19 pandemic; termination or non-renewal of customer contracts; changes in rates paid to and/or by the Company by customers and/or providers; our ability to develop and maintain satisfactory relationships with providers; higher utilization of healthcare services by the Company’s members; risks and uncertainties associated with the pharmacy benefits management industry; costs to maintain or upgrade our information technology and other business systems and the effectiveness and security of such systems; cyberattacks, other privacy/data security incidents, and/or our failure to comply with related regulations; delays, higher costs or inability to obtain and/or implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; impairment of our goodwill and intangible assets; the impact of new or amended laws or regulations; costs and other liabilities associated with litigation, government investigations, audits or reviews; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, to be filed with the Securities and Exchange Commission later today, and subsequent reports on Forms 10-Q and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2020	June 30, 2021
		(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$1,144,450	$678,507
Accounts receivable, net	743,502	826,997
Short-term investments	140,847	325,581
Pharmaceutical inventory	43,334	38,789
Other current assets	84,264	145,156
Total Current Assets	2,156,397	2,015,030
Property and equipment, net	136,739	141,628
Long-term investments	2,612	2,985
Deferred income taxes	1,842	—
Other long-term assets	108,797	120,046
Goodwill	873,779	873,830
Other intangible assets, net	79,689	64,410
Total Assets	$3,359,855	$3,217,929

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$137,380	$132,298
Accrued liabilities	354,906	208,322
Medical claims payable	111,851	147,555
Other medical liabilities	126,921	138,279
Current debt, finance lease and deferred financing obligations	6,521	3,176
Total Current Liabilities	737,579	629,630
Long-term debt, finance lease and deferred financing obligations	631,855	521,518
Deferred income taxes	7,102	17,634
Tax contingencies	11,002	12,734
Deferred credits and other long-term liabilities	69,283	78,918
Total Liabilities	1,456,821	1,260,434
Redeemable non-controlling interest	33,062	33,674
Stockholders’ Equity:
Ordinary common stock	555	559
Additional paid-in capital	1,477,219	1,503,718
Retained earnings	1,857,130	1,884,291
Accumulated other comprehensive loss	(205)	(20)
Ordinary common stock in treasury, at cost	(1,464,727)	(1,464,727)
Total Stockholders’ Equity	1,869,972	1,923,821
Total Liabilities and Stockholders’ Equity	$3,359,855	$3,217,929

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2021	2020	2021
Net revenue:
Managed care and other	$548,711	$676,041	$1,101,879	$1,302,117
PBM	551,364	544,727	1,120,575	1,080,300
Total net revenue	1,100,075	1,220,768	2,222,454	2,382,417

Costs, expenses and other income:
Cost of care	321,831	430,735	670,939	809,926
Cost of goods sold	528,067	520,514	1,061,308	1,012,884
Direct service costs and other operating expenses (1)	199,756	243,573	403,997	474,594
Legal matter settlement	—	—	—	(9,000)
Depreciation and amortization	23,888	22,525	47,246	43,942
Interest expense	7,995	6,234	16,953	12,660
Interest and other income	(551)	(208)	(1,770)	(549)
Special charges and other	8,309	5,054	8,309	6,205
Total costs, expenses and other income	1,089,295	1,228,427	2,206,982	2,350,662
Income (loss) from continuing operations before income taxes	10,780	(7,659)	15,472	31,755
(Benefit) provision for income taxes	(36,328)	(1,196)	(30,566)	9,709
Net income (loss) from continuing operations	47,108	(6,463)	46,038	22,046
Income from discontinued operations, net of tax	36,397	5,797	55,717	5,115
Net income (loss)	$83,505	$(666)	$101,755	$27,161

Weighted average number of common shares outstanding — basic	25,054	26,162	24,891	26,056
Weighted average number of common shares outstanding — diluted	25,278	26,162	25,074	26,576

Net income (loss) per common share — basic
Continuing operations	$1.88	$(0.25)	$1.85	$0.85
Discontinued operations	1.45	0.22	2.24	0.20
Consolidated operations	$3.33	$(0.03)	$4.09	$1.05
Net income (loss) per common share — diluted
Continuing operations	$1.86	$(0.25)	$1.84	$0.83
Discontinued operations	1.44	0.22	2.22	0.19
Consolidated operations	$3.30	$(0.03)	$4.06	$1.02

Net income (loss)	$83,505	$(666)	$101,755	$27,161
Other comprehensive income (loss):
Unrealized gains on available-for-sale securities (2)	659	175	458	185
Comprehensive income (loss)	$84,164	$(491)	$102,213	$27,346

(1)  Includes stock compensation expense of $6,592 and $6,353 for the three months ended June 30, 2020 and 2021, respectively, and $12,389 and $13,410 for the six months ended June 30, 2020 and 2021, respectively.

(2)  Net of income tax provision of $219 and $65 for the three months ended June 31, 2020 and 2021, respectively, and $152 and $69 for the six months ended June 30, 2020 and 2021, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2020	2021
Cash flows from operating activities:
Net income	$101,755	$27,161
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	57,951	43,942
Special charges and other	8,309	6,205
Gain on sale of MCC	—	(8,000)
Non-cash interest expense	941	710
Non-cash stock compensation expense	13,015	13,410
Non-cash income tax (benefit) provision	(29,443)	12,699
Non-cash accretion on investments	907	1,603
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(24,535)	(75,506)
Pharmaceutical inventory	8,268	4,545
Other assets	(38,322)	(78,329)
Accounts payable and accrued liabilities	62,970	(151,549)
Medical claims payable and other medical liabilities	10,510	47,062
Tax contingencies	1,343	1,339
Deferred credits and other long-term liabilities	(2,537)	9,635
Other	(289)	2,388
Net cash provided by (used in) operating activities	170,843	(142,685)
Net cash provided by operating activities from discontinued operations	178,326	—
Net cash used in operating activities from continuing operations	(7,483)	(142,685)

Cash flows from investing activities:
Capital expenditures	(38,305)	(35,105)
Acquisitions and investments in businesses, net of cash acquired	(369)	(2,372)
Purchases of investments	(417,688)	(680,347)
Proceeds from maturities and sales of investments	288,137	493,711
Net cash used in investing activities	(168,225)	(224,113)
Net cash used in investing activities from discontinued operations	(156,800)	—
Net cash used in investing activities from continuing operations	(11,425)	(224,113)

Cash flows from financing activities:
Proceeds from borrowings on revolving line of credit	80,000	—
Proceeds from exercise of stock options	29,825	14,271
Payments on debt, finance lease and deferred financing obligations	(40,264)	(112,238)
Other	(1,136)	(1,178)
Net cash provided by (used in) financing activities	68,425	(99,145)
Net cash provided by financing activities from discontinued operations	4,850	—
Net cash provided by (used in) financing activities from continuing operations	63,575	(99,145)

Net increase (decrease) in cash and cash equivalents from continuing operations	44,667	(465,943)
Cash and cash equivalents at beginning of period	115,752	1,144,450
Cash and cash equivalents at end of period	$160,419	$678,507

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONTINUING OPERATIONS RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2021	2020	2021
Healthcare
Managed care and other revenue	$481,021	$585,139	$969,927	$1,118,149
Cost of care	(321,831)	(430,735)	(670,939)	(809,926)
Direct service costs and other	(100,450)	(126,741)	(206,386)	(241,734)
Stock compensation expense (1)	2,102	1,935	3,863	4,454
Healthcare segment profit	60,842	29,598	96,465	70,943

Pharmacy Management
Managed care and other revenue	67,867	91,046	132,302	184,273
PBM revenue	556,195	548,335	1,129,973	1,087,307
Cost of goods sold	(532,685)	(523,933)	(1,070,259)	(1,019,526)
Direct service costs and other	(80,082)	(104,556)	(161,948)	(209,152)
Legal matter settlement	—	—	—	9,000
Stock compensation expense (1)	1,939	2,346	4,046	5,042
Pharmacy Management segment profit	13,234	13,238	34,114	56,944

Corporate and Elimination (2)
Managed care and other revenue	(177)	(144)	(350)	(305)
PBM revenue	(4,831)	(3,608)	(9,398)	(7,007)
Cost of goods sold	4,618	3,419	8,951	6,642
Direct service costs and other	(19,224)	(12,276)	(35,663)	(23,708)
Stock compensation expense (1)	2,551	2,072	4,480	3,914
Corporate and Elimination	(17,063)	(10,537)	(31,980)	(20,464)

Consolidated
Managed care and other revenue	548,711	676,041	1,101,879	1,302,117
PBM revenue	551,364	544,727	1,120,575	1,080,300
Cost of care	(321,831)	(430,735)	(670,939)	(809,926)
Cost of goods sold	(528,067)	(520,514)	(1,061,308)	(1,012,884)
Direct service costs and other	(199,756)	(243,573)	(403,997)	(474,594)
Legal matter settlement	—	—	—	9,000
Stock compensation expense (1)	6,592	6,353	12,389	13,410
Segment profit from continuing operations	$57,013	$32,299	$98,599	$107,423

Reconciliation of income from continuing operations before income taxes (GAAP) to segment profit (non-GAAP):
Income (loss) from continuing operations before income taxes	$10,780	$(7,659)	$15,472	$31,755
Stock compensation expense	6,592	6,353	12,389	13,410
Depreciation and amortization	23,888	22,525	47,246	43,942
Interest expense	7,995	6,234	16,953	12,660
Interest and other income	(551)	(208)	(1,770)	(549)
Special charges and other	8,309	5,054	8,309	6,205
Segment profit from continuing operations	$57,013	$32,299	$98,599	$107,423

(1)  Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2)  Pharmacy Management provides pharmacy benefits management for certain Healthcare customers, and the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2021	2020	2021

Net income (loss) from continuing operations	$47,108	$(6,463)	$46,038	$22,046
Adjustments
Stock compensation expense	—	249	—	495
Amortization of acquired intangibles	9,573	7,587	19,259	15,646
Special charges and other	8,309	5,054	8,309	6,205
Tax impact	(4,808)	(3,396)	(7,413)	(5,888)
Nonrecurring tax benefit - divestiture	(38,907)	—	(38,907)	—
Adjusted net income from continuing operations	$21,275	$3,031	$27,286	$38,504

Net income (loss) per common share attributable to Magellan —Diluted	$1.86	$(0.25)	$1.84	$0.83
Adjustments
Stock compensation expense	—	0.01	—	0.02
Amortization of acquired intangibles	0.38	0.29	0.77	0.59
Special charges and other	0.33	0.19	0.33	0.23
Tax impact	(0.19)	(0.13)	(0.30)	(0.22)
Nonrecurring tax benefit - divestiture	(1.54)	—	(1.55)	—
Adjusted earnings per share	$0.84	$0.11	$1.09	$1.45

(MGLN-GEN)

###